Filed Pursuant to Rule 424(b)(5)
Registration No. 333-239614

PROSPECTUS SUPPLEMENT

(to Prospectus dated July 8, 2020)

11,274,616 Shares of Common Stock

Warrants to Purchase up to 10,643,034 Shares of Common Stock

Placement Agent Warrants to Purchase up to 631,582 Shares of Common Stock

We are offering directly to investors 10,643,034 shares of our common stock, $0.0001 par value per share (the “Common Stock”), and accompanying common warrants to purchase up to 10,643,034 shares of our Common Stock (the “Primary Warrants”) at: (i) a combined offering price of $1.90 per share of Common Stock and accompanying Primary Warrant to purchase one share of Common Stock to investors that are not our executive officers or directors, and (ii) a combined offering price of $2.10 per share of Common Stock and accompanying Primary Warrant to purchase one share of Common Stock to investors that are our executive officers and directors, in each case in a registered direct offering pursuant to this prospectus supplement and the accompanying prospectus and securities purchase agreements with such investors. The Primary Warrants have an exercise price of $2.00 per share and will be exercisable beginning on the date that is the six month anniversary of the date of issuance (the “Initial Exercise Date”) and will expire five years from the Initial Exercise Date. We are also offering the shares of our Common Stock that are issuable from time to time upon exercise of the Primary Warrants. For purposes of clarity, each share of Common Stock is being sold together with a Primary Warrant to purchase one share of Common Stock.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “ATER.” On September 29, 2022, the last reported sale price of our Common Stock was $1.97. Our Common Stock has recently experienced price volatility. From January 1, 2022 to September 29, 2022, sales of our Common Stock were effected at prices as low as $1.84 and as high as $7.26. The high sales price of $7.26 occurred on April 19, 2022, on which day the last reported sales price for our Common Stock was $5.85. We have not experienced any material changes in our financial condition or results of operations that explain such price volatility other than as disclosed in the sections of this prospectus supplement entitled “Prospectus Summary—Recent Developments”. The trading price of our Common Stock has been, and may continue to be, subject to wide price fluctuations in response to various factors, many of which are beyond our control, including those described under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement.

We have retained Craig-Hallum Capital Group LLC to act as exclusive placement agent (the “Placement Agent”) in connection with this offering. We have agreed to pay the Placement Agent a Placement Agent’s fee equal to 6.0% of the aggregate gross proceeds received by us from the sale of shares of Common Stock and accompanying Primary Warrants in this offering (excluding shares of Common Stock and accompanying Primary Warrants purchased by our executive officers and directors), solely in the form of 631,582 shares of Common Stock (the “Placement Agent Shares”) and warrants to purchase up to an aggregate of 631,582 shares of Common Stock (the “Placement Agent Warrants”), which warrants are in the same form as the Primary Warrants (the Placement Agent Shares and the Placement Agent Warrants, together with the shares of Common Stock issuable from time to time upon exercise of the Placement Agent Warrants, the “Placement Agent Securities”). The Placement Agent Securities are also being registered hereby. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. See “Plan of Distribution” beginning on page S-24 of this prospectus supplement for more information regarding these arrangements.

Yaniv Sarig, our President and Chief Executive Officer and a member of our board of directors; Arturo Rodriguez, our Chief Financial Officer; Joseph Risico, our Chief Legal Officer and Global Head of M&A; and Roi Zahut, our Chief Technology Officer; have agreed to purchase an aggregate of 116,666 shares of our Common Stock and Primary Warrants to purchase 116,666 shares of our Common Stock in this offering at a combined offering price of $2.10 per share of Common Stock and accompanying Primary Warrant to purchase one share of Common Stock.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-10 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share and Accompanying Primary Warrant		Total
Offering price to non-executive officers and directors	$1.90		$20,000,099.20
Offering price to executive officers and directors	$2.10		$244,998.60
Placement Agent fees(1)	$—		$—
Proceeds to us before expenses	$1.9022	(2)	$20,245,097.80

(1)

The Placement Agent fees will be comprised solely of 631,582 shares of Common Stock and Placement Agent Warrants to purchase up to an aggregate of 631,582 shares of Common Stock. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. See “Plan of Distribution” beginning on page S-24 of this prospectus supplement for a description of the compensation payable to the Placement Agent.

(2)

Represents the weighted-average combined price per share of Common Stock and accompanying Primary Warrant paid by all investors (non-executive officers and directors and executive officers and directors).

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and future filings with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of our Common Stock to the investors, together with accompanying Primary Warrants, is expected to be made on or about October 4, 2022, subject to customary closing conditions.

Sole Placement Agent

Craig-Hallum

The date of this prospectus supplement is September 29, 2022.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a “shelf” registration statement on Form S-3 (File No. 333-239614) that we filed with the SEC, and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of Common Stock and accompanying Primary Warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated July 8, 2020, including the documents incorporated by reference into it, provides more general information. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined.

Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and the additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference”. These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus supplement and the accompanying prospectus is inconsistent with statements made in the accompanying prospectus or in any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in such documents incorporated by reference; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you. We have not, and the Placement Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Placement Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference herein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the U.S. who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the U.S. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

General information about us can be found on our website at www.aterian.io. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into either this prospectus supplement or the accompanying prospectus and should not be considered part of this or any other report filed with the SEC.

INDUSTRY AND MARKET DATA

This prospectus supplement and the information incorporated by reference herein contain statistical data, estimates and forecasts that are based on various sources, including independent industry publications or other publicly available information, as well as other information based on our internal sources. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.

Certain information in this prospectus supplement and the information incorporated by reference herein is derived from independent industry publications and publicly available reports. We believe the data contained in these reports to be reliable as of the date of this prospectus supplement, but there can be no assurance as to the accuracy or completeness of such information. We have not, and the Placement Agent has not, independently verified the market and industry data obtained from these third-party sources. Our internal data and estimates are based upon information obtained from trade and business organizations, other contacts in the markets in which we operate and our management’s understanding of industry conditions. Though we believe this information to be true and accurate, such information has not been verified by any independent sources.

TRADEMARKS, SERVICE MARKS AND TRADENAMES

We own the trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. This prospectus supplement and the information incorporated herein by reference may also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus supplement and the information incorporated herein by reference are listed without the TM, SM, © and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names and copyrights.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you and that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-10 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Business Overview

Aterian, Inc., formerly known as Mohawk Group Holdings, Inc., and its subsidiaries (collectively, “Aterian”, “we”, “us” and “our”), is a technology-enabled consumer products platform that uses “data science” (which includes machine learning, natural language processing, and data analytics) to design, develop, market and sell products. We were founded on the premise that if a company selling consumer packaged goods was founded today, it would apply data science, the synthesis of massive quantities of data and the use of social proof to validate high caliber product offerings as opposed to over-reliance on brand value and other traditional marketing tactics. Today, we predominantly operate through online retail channels such as Amazon.com (“Amazon”) and Walmart, Inc.

We have launched and sold hundreds of SKUs on e-commerce platforms. Through the success of a number of those products we have incubated our own brands. We also have purchased brands and products when we believe it is advantageous. Today, we own and operate fourteen brands that sell products in multiple categories, including home and kitchen appliances, kitchenware, heating, cooling and air quality appliances (dehumidifiers, humidifiers and air conditioners), health and beauty products and essential oils. Our fourteen brands include hOmeLabs; Vremi; Squatty Potty; Xtava; RIF6; Aussie Health; Holonix; Truweo; Mueller; Pursteam; Pohl and Schmitt; Spiralizer; Healing Solutions; and Photo Paper Direct.

By leveraging our proprietary software technology platform, known as AIMEE, we are able to identify new product and market opportunities, and to launch, market and sell products in the rapidly growing global e-commerce market. AIMEE combines large quantities of data, data science and other automation algorithms, at scale, to allow rapid opportunity identification and automated online sales and marketing of consumer products.

AIMEE sources data from various e-commerce platforms, the internet and publicly available data, allowing us to estimate and determine trends, performance and consumer sentiment on products and searches within e-commerce platforms. This functionality allows us to help determine which products to market, manufacture through contract manufacturers, import and sell on e-commerce marketplaces. AIMEE is also connected, through application program interfaces (“APIs”), to multiple e-commerce platforms. This allows us to automate the purchase of marketing, automate various parts of our fulfillment and logistics operations and to automate pricing changes on product listings. We generate revenue primarily through the online sales of our various digital native consumer products and a substantial percentage of our sales are made through the Amazon U.S. marketplace.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December  31, 2021, our Annual Report on Form 10-K/A for the year ended December  31, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. For instructions on how to find copies of these documents, see “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

See the section entitled “Risk Factors” in this prospectus supplement for a discussion of some of the risks relating to the execution of our business strategy.

Recent Developments

On September 29, 2022, we announced that we are resuming our M&A strategy after our previously announced pause following the disruption of the global ecosystem due to the COVID-19 pandemic. We intend to purchase the assets of a brand in the health and wellness category. We believe that the acquisition will be accretive; expanding and securing market share in an existing portfolio brand’s category. The specific terms of the acquisition will not be disclosed.

Financial Update

On September 29, 2022, we also announced that our third quarter 2022 net revenue is expected to fall in the range of $62.0 million to $66.0 million.

In connection with this announcement, Yaniv Sarig, our Chief Executive Officer, noted that “as we discussed during the second quarter 2022 earnings call, we focused this quarter on selling through excess inventory and maintaining our product rankings in order to protect market share. While this strategy is at the expense of our expected Adjusted EBITDA loss, we are optimistic that these moves have helped to strengthen our product portfolio and will allow us to restock at a lower cost basis due to declining shipping costs, hopefully leading to future margin expansion as we enter 2023.”

The most directly comparable GAAP financial measure for Adjusted EBITDA is net loss and we expect to report a net loss for the three months ending September 30, 2022, due primarily to our operating loss including stock-based compensation expense, depreciation and amortization expense and the non-cash goodwill impairment charge.

Also, we have experienced high volatility in the price of our Common Stock and a reduction in our market capitalization over the last three months. This is considered an interim triggering event for goodwill. As such, we expect to take a non-cash goodwill impairment charge for the three months ending September 30, 2022, due primarily to the decrease in our market capitalization. We estimate that the non-cash goodwill impairment charge will be between $24.0 million and $29.0 million. We previously recorded a non-cash goodwill impairment charge in the three months ended March 31, 2022, of approximately $29.0 million due to the decrease in our market capitalization during the three months ended March 31, 2022.

The preliminary financial information presented in this prospectus supplement is based on our current expectations and may be adjusted as a result of, among other things, the completion of customary quarter-end close review procedures and financial review. We will report our financial results for the period ending September 30, 2022 in our third quarter 2022 earnings call expected to be held in November 2022.

Non-GAAP Financial Measure

The non-GAAP financial measure referenced herein is a supplement to the corresponding financial measure prepared in accordance with U.S. GAAP. The non-GAAP financial measure referenced excludes the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of our on-going core operating performance. The non-GAAP financial measure has certain limitations in that it does not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP.

Therefore, investors should consider the non-GAAP financial measure in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measure referenced by us may be different from the non-GAAP financial measures used by other companies.

We have referenced Adjusted EBITDA, a non-GAAP measure, to assist investors in understanding our core net operating results on an on-going basis. This non-GAAP financial measure may also assist investors in making comparisons of our core operating results with those of other companies.

As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and income tax expense. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense and other expense, net. EBITDA and Adjusted EBITDA do not represent, and should not be considered as, alternatives to loss from operations or net loss, as determined under GAAP.

We reference EBITDA and Adjusted EBITDA because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provides useful supplemental information for investors. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.

We believe EBITDA and Adjusted EBITDA are useful to investors in assessing the operating performance of our business without the effect of non-cash items. EBITDA and Adjusted EBITDA should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA nor Adjusted EBITDA should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our EBITDA and Adjusted EBITDA may not be comparable to similar titled measures in other organizations because other organizations may not calculate EBITDA or Adjusted EBITDA in the same manner as we do. Reference to Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that both EBITDA and Adjusted EBITDA have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

•	our capital expenditures or future requirements for capital expenditures or merger and acquisitions;

•	the interest expense or the cash requirements necessary to service interest expense or principal payments associated with indebtedness;

•

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets; or

•	changes in cash requirements for our working capital needs.

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and will remain a key element of our overall long-term incentive compensation package.

The most directly comparable financial measure presented in accordance with GAAP to EBITDA and Adjusted EBITDA is net loss. We are unable to reconcile the forward-looking statements of EBITDA and Adjusted EBITDA in this press release to their nearest GAAP measures because the nearest GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort.

Emerging Growth Company Status

We qualify as an “emerging growth company,” as that term is defined in the JOBS Act. For as long as we continue to be an emerging growth company, we intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

•	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•	permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1.235 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, or December 31, 2024;

•	the date on which we have issued, during the previous three-year period, more than $1.0 billion in non-convertible debt securities; and

•

the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i.e., the first day of the fiscal year after we have (1) more than $700.0 million in outstanding common equity held by our non-affiliates, measured each year on the last day of our second fiscal quarter, (2) been public for at least 12 months, and (3) are not eligible to be deemed a “smaller reporting company” because we do not meet the revenue test of the definition of “smaller reporting company”, which includes an initial determination that our annual revenues are more than $100.0 million for the most recently completed fiscal year).

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus supplement and may elect to take advantage of other reduced reporting requirements in future filings with the SEC. As a result, the information that we provide to our stockholders may be different than the information you receive from other public reporting companies.

Corporate Information

Our principal executive offices are located at 37 East 18th Street, 7th Floor, New York, NY 10003, and our telephone number is (347) 676-1681. Our website address is www.aterian.io. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus supplement and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

The Offering

Issuer	Aterian, Inc.

Common Stock offered by us	10,643,034 shares of our Common Stock. Each share is being sold with a Primary Warrant to purchase one share of Common Stock as described below.

Primary Warrants offered by us	Primary Warrants to purchase up to 10,643,034 shares of Common Stock. Each Primary Warrant will have an exercise price of $2.00 per share and will be exercisable beginning on the six month anniversary of the issuance date (the “Initial Exercise Date”) and will expire five years from the Initial Exercise Date. The shares of Common Stock and these Primary Warrants are immediately separable and will be issued separately but will be purchased together in this offering. This prospectus supplement and the accompanying prospectus also relate to the offering of the shares of Common Stock issuable upon exercise of the Primary Warrants.

Placement Agent Shares and Warrants	This prospectus supplement also registers 631,582 shares of Common Stock and warrants to purchase up to 631,582 shares of our Common Stock we will issue to the Placement Agent or its designees as Placement Agent fees. The Placement Agent Warrants are in the same form as the Primary Warrants. This prospectus supplement and the accompanying prospectus also relate to the offering of the shares of Common Stock issuable upon exercise of the Placement Agent Warrants.

Offering Price to Non-Executive Officers and Directors	$1.90 per share of Common Stock and accompanying Primary Warrant to purchase one share of Common Stock.

Offering Price to Executive Officers and Directors	$2.10 per share of Common Stock and accompanying Primary Warrant to purchase one share of Common Stock.

Common Stock to be outstanding immediately after this offering and the issuance of the Placement Agent Shares	80,494,000 shares. Assuming the exercise in full of the Primary Warrants and the Private Placement Warrants, there would be 91,768,616 shares outstanding.

Use of Proceeds	We estimate the net proceeds from this offering will be approximately $19.9 million, after deducting Placement Agent fees and commissions and estimated offering expenses payable by us. We intend to use the net proceeds we receive from this offering for working capital purposes, the conduct of our business and other general corporate purposes, which may include acquisitions, investments in or licenses of complementary products, technologies or businesses. See “Use of Proceeds” on page S-18 of this prospectus supplement.

Insider Participation	Yaniv Sarig, our President and Chief Executive Officer and a member of our board of directors; Arturo Rodriguez, our Chief Financial Officer; Joseph Risico, our Chief Legal Officer and Global Head of M&A; and Roi Zahut, our Chief Technology Officer; have agreed to purchase an aggregate of 116,666 shares of our Common Stock and Primary Warrants to purchase 116,666 shares of our Common Stock in this offering at a combined price of $2.10 per share of Common Stock and accompanying Primary Warrant to purchase one share of Common Stock.

Risk Factors	Investing in our Common Stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-10 of this prospectus supplement and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market Listing	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ATER.”

Lock-Up Agreements	Our directors and executive officers have agreed that, subject to certain exceptions, we and each of our directors and executive officers will not, for a period of 90 days following the closing date of this offering, offer or contract to sell any of our shares of Common Stock.

The number of shares of Common Stock to be outstanding immediately after this offering is based on 69,219,384 shares of our Common Stock issued and outstanding as of June 30, 2022 and excludes the following:

•

368,596 shares of our Common Stock issuable upon the exercise of stock options outstanding under the Aterian, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) and the Aterian, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) as of June 30, 2022, at a weighted-average exercise price of $9.26 per share;

•

3,042,917 shares of our Common Stock reserved for future issuance under the 2014 Plan, the 2018 Plan and the Aterian, Inc. 2022 Inducement Equity Incentive Plan (“Inducement Plan”) as of June 30, 2022; and

•	8,253,847 shares of our Common Stock issuable upon exercise of outstanding warrants as of June 30, 2022 at a weighted average exercise price of $3.63 per share.

Unless otherwise stated or the context requires otherwise, all information in this prospectus supplement assumes no issuances or exercises of any other outstanding shares, options or warrants after June 30, 2022. In addition, unless otherwise indicated, this prospectus supplement assumes no exercise of the Primary Warrants or the Placement Agent Warrants.

RISK FACTORS

Investing in our securities involves risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Disclosure Regarding Forward-Looking Statements.”

Risks Related to This Offering

Purchasers of securities in this offering will experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of our outstanding options and warrants.

The offering price per share of Common Stock and accompanying Primary Warrant in this offering is substantially higher than the net tangible book value per share of our Common Stock before giving effect to this offering. Accordingly, purchasers of our securities in this offering will incur immediate substantial dilution of approximately $1.05 per share, representing the difference between the weighted average combined offering price per share of Common Stock and accompanying Primary Warrant and our as adjusted net tangible book value as of June 30, 2022. In addition, if our outstanding options or warrants are exercised, purchasers could experience further dilution. For a further description of the dilution that purchasers will experience immediately after this offering, see the section of this prospectus supplement entitled “Dilution.”

Future sales of our Common Stock, or the perception that such future sales may occur, may cause our stock price to decline.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales could occur, following this offering could cause the market price of our Common Stock to decline. A substantial majority of the outstanding shares of our Common Stock are, and the shares of Common Stock sold in this offering, including any shares issuable exercise of any Primary Warrants or Placement Agent Warrants, upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our Common Stock.

We currently intend to use the net proceeds of this offering for working capital purposes, the conduct of our business and other general corporate purposes, which may include acquisitions, investments in or licenses of complementary products, technologies or businesses. We will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. See the section of this prospectus supplement entitled “Use of Proceeds” for additional detail.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, as well as our funding requirements and the availability and costs of other funds. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

We may acquire other companies or technologies, which could divert our management’s attention, result in additional dilution to our stockholders and otherwise disrupt our operations and adversely affect our operating results.

We may in the future seek to acquire or invest in other businesses, features or technologies that we believe could complement or expand our market, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated. In addition, to the extent that we enter into any term sheets or otherwise announce any intention to acquire any additional businesses, features or technologies, any such acquisition would generally be subject to completion of due diligence and required approvals, and would require additional financing, and there can be no assurance that any such acquisition will occur or be completed in a timely manner, or at all.

If we acquire additional businesses, we may not be able to integrate the acquired personnel, operations, existing contracts and technologies successfully or effectively manage the combined business following the acquisition. We also may not achieve the anticipated benefits from any other acquired business, due to a number of factors, including:

•

failure to identify all of the problems, liabilities or other shortcomings or challenges of an acquired company or technology, including issues related to intellectual property, regulatory compliance practices, product quality and safety, revenue recognition or other accounting practices, or employee or client issues;

•	difficulty incorporating acquired technology and rights into our proprietary software and of maintaining quality and security standards consistent with our brands;

•	inability to generate sufficient revenue to offset acquisition or investment costs;

•	incurrence of acquisition-related costs or equity dilution associated with funding the acquisition;

•	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;

•	risks of entering new markets or new product categories in which we have limited or no experience;

•	difficulty converting the customers of the acquired business into our customers;

•	diversion of our management’s attention from other business concerns;

•	adverse effects to our existing business relationships as a result of the acquisition;

•	potential loss of key employees, clients, vendors and suppliers from either our current business or an acquired company’s business;

•	use of resources that are needed in other parts of our business;

•	possible write offs or impairment charges relating to acquired businesses;

•	compliance with regulatory matters covering the products of the acquired business; and

•	use of substantial portions of our available cash to consummate the acquisition.

With respect to any acquisitions of businesses that primarily sell their products on Amazon or other marketplaces, we may determine to make changes to the target’s business practices to ensure regulatory and marketplace compliance. Such changes could have an adverse impact on the target’s future financial performance. In addition, the marketplaces on which a target has historically operated may suspend one or more product listings temporarily or permanently due to compliance issues that occurred prior to our acquisition of the target and such actions could have a material adverse impact on the acquired business’s financial performance.

In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process, which could adversely affect our results of operations.

Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. If an acquired business fails to meet our expectations, our business, operating results and financial condition may suffer.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of Common Stock and accompanying Primary Warrant in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share of Common Stock and accompanying Primary Warrant paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share of Common Stock and accompanying Primary Warrant paid by investors in this offering.

We have never declared or paid dividends on our capital stock and we do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our Common Stock. We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future. Pursuant to the Credit Agreement, dated as of December 22, 2021, with Midcap Funding IV Trust as Agent and the lenders party thereto, we are restricted from declaring any dividends or other distributions, subject to exceptions for certain of our subsidiaries.

There is no public market for the Primary Warrants being offered in this offering.

There is no established public trading market for the Primary Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Primary Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Primary Warrants will be limited.

We may not receive any additional funds upon the exercise of the Primary Warrants or the Placement Agent Warrants.

Each Primary Warrant and Placement Agent Warrant may be exercised by way of a cashless exercise if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Common Stock issuable upon exercise of the Primary Warrants and Placement Agent Warrants to the holder.

Holders of Primary Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their Primary Warrants and acquire our Common Stock.

Until holders of Primary Warrants acquire shares of our Common Stock upon exercise of such Primary Warrants, holders of Primary Warrants will have no rights with respect to the shares of our Common Stock underlying such Primary Warrants. Upon exercise of the Primary Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Accounting adjustments due to changes in circumstances or estimates may require us to write down intangible assets, such as goodwill and may have a material impact on our financial reporting and results of operations.

We operate under one business component which is the same as our reporting unit based on the guidance in ASC Topic 350-20.

We have experienced high volatility in the price of our common stock and a reduction in our market capitalization through March 31, 2022. This was considered an interim triggering event for the three months ended March 31, 2022.

We engaged a third-party valuation specialist to assist management in performing an interim goodwill impairment test in March 2022. For goodwill, impairment testing is based upon the best information available using a combination of the discounted cash flow method (a form of the income approach) and the guideline public company method.

As a result, we recorded a goodwill impairment charge of $29.0 million in the six months ended June 30, 2022, primarily due to the decrease in our market capitalization. We did not record a goodwill impairment charge for the three months ended June 30, 2022.

In addition, we have experienced high volatility in the price of our Common Stock and a reduction in our market capitalization over the last three months. This is considered an interim triggering event for goodwill. As such, we expect to take a non-cash goodwill impairment charge for the three months ending September 30, 2022, due primarily to the decrease in our market capitalization. We estimate that the non-cash goodwill impairment charge will be between $24.0 million and $29.0 million.

Under the income approach, or discounted cash flow method, the significant assumptions used are projected net revenue, projected contribution margin (product operating margin before fixed costs), fixed costs and terminal growth rates. Projected net revenue, projected contribution margin and terminal growth rates were determined to be significant assumptions because they are the three primary drivers of the projected cash flows in the discounted cash flow fair value model. Under the guideline public company method, significant assumptions relate to the selection of appropriate guideline companies, the valuation multiples used in the market analysis and our market capitalization.

We believe that the assumptions and estimates made are reasonable and appropriate, and changes in the assumptions and estimates could have a material impact on our reported financial results. In addition, sustained declines in our stock price and related market capitalization could impact key assumptions in the overall estimated fair values of our reporting unit and could result in non-cash impairment charges that could be material to our condensed consolidated balance sheet or results of operations.

We will continue to closely monitor actual results versus expectations as well as whether, and to what extent, any significant changes in current events or conditions, including changes to the impacts of the COVID-19 pandemic on our business, result in corresponding changes to our expectations about future estimated cash flows, discount rates and market multiples. If our adjusted expectations of the operating results do not materialize, if the discount rate increases (based on increases in interest rates, market rates of return or market volatility) or if market multiples decline, we may be required to record additional goodwill impairment charges, which may be material.

While we believe our conclusions regarding the estimates of fair value of our reporting unit is appropriate, these estimates are subject to uncertainty and by nature include judgments and estimates regarding various factors. These factors include the rate and extent of growth in the markets that our reporting units serve, the realization of future sales price and volume increases, fluctuations in exchange rates, fluctuations in price and availability of key raw materials, future operating efficiencies and, as it pertains to discount rates, the volatility in interest rates and costs of equity.

Our share price has been very volatile. Market volatility may affect the value of an investment in our Common Stock and could subject us to litigation.

Technology stocks have historically experienced high levels of volatility. There has been and could continue to be significant volatility in the market price and trading volume of equity securities. For example, our closing stock price ranged from approximately $1.89 to $47.66 per share from January 1, 2021 to September 29, 2022. The market price of our Common Stock could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

•	short sales, hedging and other derivative transactions involving our capital stock and related “short squeezes”;

•	actual or perceived impact on our business due to the COVID-19 pandemic;

•	actual or anticipated fluctuations in our financial condition and operating results;

•	the financial projections we may provide to the public, and any changes in projected operational and financial results;

•	or loss of significant customers;

•	changes in laws or regulations applicable to our products;

•	actual or anticipated changes in our growth rate relative to our competitors;

•	announcements of technological innovations or new offerings by us or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital-raising activities or commitments;

•	additions or departures of key personnel;

•	changes in our financial guidance or securities analysts’ estimates of our financial performance;

•	discussion of us or our stock price by the financial press and in online investor communities;

•	reaction to our press releases and filings with the SEC;

•	changes in accounting principles;

•	lawsuits threatened or filed against us;

•	fluctuations in operating performance and the valuation of companies perceived by investors to be comparable to us;

•	sales of our Common Stock by us or our stockholders;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	changes in laws or regulations applicable to our business;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	the expiration of contractual lock-up periods;

•	other events or factors, including those resulting from pandemics, war, incidents of terrorism or responses to these events; and

•	general economic and market conditions.

Furthermore, in recent years, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, and technology companies in particular. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our common stock. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could also harm our business.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risk and uncertainties. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include, but are not limited to, statements about:

•	our ability to continue as a going concern;

•

the potential impact of the COVID-19 global pandemic and Russian invasion of Ukraine on our business, revenue and financial condition, our supply chain, our operations and our research and development;

•	our future financial performance, including our revenue, costs of goods sold and operating expenses;

•	our ability to achieve, sustain and grow net revenue and profitability;

•	the sufficiency of our cash to meet our liquidity and operational needs and to execute our growth strategies, including potential acquisitions;

•	our ability to maintain the security and availability of our technology platform, including our AIMEE (Artificial Intelligence Marketplace e-Commerce Engine) software platform;

•	our ability to successfully launch new products;

•	our ability to successfully manage supply chain risks and opportunities;

•	our predictions about industry and market trends;

•	our ability to successfully expand internationally;

•	our ability to effectively manage our growth and future expenses;

•	our ability to identify, acquire, integrate and maintain the financial performance of potential acquisitions;

•	our ability to maintain, protect and enhance our intellectual property, including our AIMEE software platform;

•	our ability to comply with laws and regulations applying to our business, including new or modified laws and regulations;

•	our ability to attract and retain key personnel;

•	our ability to successfully defend litigation brought against us or to pursue litigation; and

•	the increased expenses and obligations associated with being a public company.

We caution you that the forward-looking statements highlighted above do not encompass all the forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

We have based the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and any related free-writing prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors that could cause actual results and experience to differ from those projected, including, but not limited to, the risk factors set forth in Part I—Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March  16, 2022, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 10, 2022, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as filed with the SEC on August 8, 2022 and elsewhere in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and any related free-writing prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus and any related free-writing prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make or enter into.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities that we are offering will be approximately $19.9 million, after deducting Placement Agent fees and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds we receive from this offering for working capital purposes, the conduct of our business and other general corporate purposes, which may include acquisitions, investments in or licenses of complementary products, technologies or businesses.

In addition, we may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents, debt, equity and total capitalization as of June 30, 2022:

•	on an actual basis; and

•

on an as adjusted basis to give effect to this offering, the application of the estimated net proceeds of this offering as described under “Use of Proceeds” and the issuance of the 631,582 Placement Agent Shares and the accompanying Placement Agent Warrants.

You should read the data set forth in the table below in conjunction with the section of this prospectus supplement under the caption “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and other financial information included or incorporated by reference in this prospectus supplement.

	As of June 30, 2022 (in thousands, except share amounts) (Unaudited)
	Actual	As Adjusted(1)
Cash	$34,781	$54,641
Total debt, net of discounts and deferred costs	33,999	33,999

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value: 10,000,000 shares authorized and no shares issued and outstanding, actual and as adjusted	—	—
Common stock, $0.0001 par value: 500,000,000 shares authorized, actual and as adjusted, and 69,219,384 shares issued and outstanding, actual; and 80,494,000 shares issued and outstanding, as adjusted	7	8
Additional paid-in capital	689,955	709,814
Accumulated deficit	(488,044)	(488,044)
Accumulated other comprehensive income	(1,070)	(1,070)

Total stockholders’ deficit	200,848	220,708

Total capitalization	$234,847	$254,707

(1)

The Company will issue Primary Warrants to purchase up to 10,643,034 shares of Common Stock and Placement Agent Warrants to purchase up to 631,582 shares of Common Stock. The terms of the Primary Warrants and the Placement Agent Warrants need to be evaluated to determine the appropriate accounting and classification pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”) and FASB ASC Topic 815, Derivatives and Hedging (“ASC 815”), which has yet to be completed. As such, the Primary Warrants and the Placement Agent Warrants have not been included in the table above. If liability accounting is determined to be appropriate, the As Adjusted column would change based on the fair value of the warrants to increase the warrant liability of approximately $19.2 million as of June 30, 2022 utilizing a Black-Scholes model. Further, there would be a charge to the Statement of Operations based on the combined fair value of both the shares of Common Stock and the accompanying warrants issued versus the proceeds received by the Company. If equity accounting is determined to be appropriate, the Additional Paid-in Capital in the As Adjusted column would change nominally. Further, there would be a charge to the statement of operations based on the combined fair value of both the shares of Common Stock and the accompanying warrants issued versus the proceeds received by the Company.

The above table excludes the following:

•	368,596 shares of our Common Stock issuable upon the exercise of stock options outstanding the 2014 Plan and the 2018 Plan as of June 30, 2022, at a weighted-average exercise price of $9.26 per share;

•	3,042,917 shares of our Common Stock reserved for future issuance under the 2014 Plan, the 2018 Plan and the Inducement Plan as of June 30, 2022; and

•	8,253,847 shares of our Common Stock issuable upon exercise of outstanding warrants as of June 30, 2022 at a weighted average exercise price of $3.63 per share.

To the extent that options or warrants outstanding as of June 30, 2022 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DILUTION

Purchasers of securities in this offering will experience immediate dilution to the extent of the difference between the weighted-average combined offering price per share of Common Stock and accompanying Primary Warrant and the net tangible book value per share of our Common Stock after this offering.

Our net tangible book value as of June 30, 2022 was approximately $48.6 million, or $0.70 per share of Common Stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of our Common Stock outstanding as of June 30, 2022.

After giving effect to: (i) the sale by us to investors that are not our executive officers or directors of 10,526,368 shares of Common Stock and accompanying Primary Warrants to purchase 10,526,368 shares of our Common Stock in this offering at the combined offering price of $1.90 per share of Common Stock and accompanying Primary Warrant to purchase one share of Common Stock, (ii) the sale by us to investors that are our executive officers and directors of 116,666 shares of Common Stock and accompanying Primary Warrants to purchase shares of our Common Stock in this offering at the combined offering price of $2.10 per share of Common Stock and accompanying Primary Warrant to purchase one share of Common Stock, and (iii) the issuance of the 631,582 Placement Agent Shares and the accompanying Placement Agent Warrants to purchase one share of Common Stock, and after deducting Placement Agent fees and commissions and estimated offering expenses, our net tangible book value as of June 30, 2022 would have been approximately $68.7 million, or $0.85 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.15 per share to our existing stockholders and an immediate dilution of $1.05 per share of Common Stock and accompanying Primary Warrant issued to investors purchasing shares of Common Stock and accompanying Primary Warrants in this offering.

The following table illustrates this per share dilution:

Weighted-average offering price per share of Common Stock and accompanying Primary Warrant		$1.90
Net tangible book value per share as of June 30, 2022	$0.70

Increase in net tangible book value per share attributable to this offering	$0.15
As adjusted net tangible book value per share as of June 30, 2022, after giving effect to this offering		$0.85

Dilution per share to investors purchasing shares in this offering		$1.05

•

The above table excludes the following: 368,596 shares of our Common Stock issuable upon the exercise of stock options outstanding the 2014 Plan and the 2018 Plan as of June 30, 2022, at a weighted-average exercise price of $9.26 per share;

•	3,042,917 shares of our Common Stock reserved for future issuance under the 2014 Plan, the 2018 Plan and the Inducement Plan as of June 30, 2022; and

•	8,253,847 shares of our Common Stock issuable upon exercise of outstanding warrants as of June 30, 2022 at a weighted average exercise price of $3.63 per share.

To the extent that options or warrants outstanding as of June 30, 2022 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our Common Stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law, and other factors the board of directors deems relevant. Pursuant to the Credit Agreement, dated as of December 22, 2021, with Midcap Funding IV Trust as Agent and the lenders party thereto, we are restricted from declaring any dividends or other distributions, subject to exceptions for certain of our subsidiaries.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following description of the material terms of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and our second amended and restated bylaws (the “Bylaws”), copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Our authorized capital stock consists of 500,000,000 shares of Common Stock, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share (the “Preferred Stock”). For additional detail about our capital stock, please refer to our Certificate of Incorporation and Bylaws.

As of September 26, 2022, there were 69,547,093 shares of our Common Stock outstanding and no shares of our Preferred Stock outstanding.

Common Stock

The material terms and provisions of our Common Stock and our other securities are described in the section entitled “Description of Capital Stock” beginning on page 11 of the accompanying prospectus and the Description of Capital Stock included as Exhibit 4.9 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022.

Primary Warrants

In this offering, we are offering Primary Warrants to purchase 10,643,034 shares of our Common Stock. The following description is subject in all respects to the provisions contained in the form of Primary Warrant. You should review a copy of the form of Primary Warrant, which will be filed as an exhibit to our Current Report on Form 8-K being filed with the SEC in connection with this offering, for a complete description of the terms and conditions of the Primary Warrants.

The Primary Warrants will be issued as individual warrant agreements with the holders. The Primary Warrants will be exercisable beginning on the six month anniversary of the initial exercise date and will expire five years from the initial exercise date at an exercise price of $2.00 per share.

The Primary Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If there is no registration statement registering, or the prospectus contained therein is not available for the issuance of the shares underlying the warrants, as an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the warrant. No fractional shares of

Common Stock will be issued in connection with the exercise of a warrant. In lieu of issuing fractional shares, we will pay the holder a cash adjustment in respect of such fraction in an amount equal to the fraction multiplied by the exercise price of the warrant or round up to the next whole share.

The exercise price per whole share of our Common Stock purchasable upon the exercise of the Primary Warrants is $2.00 per share of Common Stock. The exercise price of the Primary Warrants is subject to adjustment from time to time for stock splits, reverse stock splits, stock dividends and similar transactions.

Under the terms of the Primary Warrants, we may not effect the exercise of any such Primary Warrant, and a holder will not be entitled to exercise any portion of any such Primary Warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) would exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Primary Warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to us subject to the terms of such Primary Warrants, provided that such percentage may in no event exceed 9.99%.

We do not plan on applying to list the Primary Warrants on The Nasdaq Capital Market or any other national securities exchange or any other nationally recognized trading system.

Subject to applicable laws, the Primary Warrants may be offered for sale, sold, transferred or assigned without our consent.

In the event of a fundamental transaction, as defined in the Primary Warrants, the holders of the Primary Warrants will have the right to require us to repurchase such Primary Warrants at their fair value using a Black Scholes option pricing formula; provided, however, that if the fundamental transaction is not approved by our Board of Directors, and therefore not within our control, then the holder of Primary Warrants shall only be entitled to receive the same type or form of consideration (and in the same proportion), determined in accordance with the Black Scholes option pricing formula, that is being offered and paid to the holders of Common Stock in connection with such fundamental transaction.

Except as otherwise provided in the Primary Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the warrant.

Placement Agent Warrants

This prospectus also includes the Placement Agent Warrants and the shares of Common Stock underlying the Placement Agent Warrants. The Placement Agent Warrants are in the same form as the Primary Warrants. See “Plan of Distribution.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Pacific Stock Transfer Company. The transfer agent and registrar’s address is 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ATER”.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter, dated September 27, 2022, we have engaged Craig-Hallum Capital Group LLC to act as our exclusive placement agent in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The Placement Agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best efforts basis. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

On September 29, 2022, we entered into securities purchase agreements directly with the investors in connection with this offering for the sale of (i) an aggregate of 10,526,368 shares of Common Stock, together with Primary Warrants to purchase an aggregate of 10,526,368 shares of Common Stock at a combined offering price per share of Common Stock and accompanying Primary Warrant of $1.90 to investors that are not our executive officers or directors, and (ii) an aggregate of 116,666 shares of Common Stock, together with Primary Warrants to purchase an aggregate of 116,666 shares of Common Stock at a combined offering price per share of Common Stock and accompanying Primary Warrant of $2.10 to investors that are our executive officers and directors, in each case pursuant to this prospectus supplement and the accompanying prospectus.

Yaniv Sarig, our President and Chief Executive Officer and a member of our board of directors; Arturo Rodriguez, our Chief Financial Officer; Joseph Risico, our Chief Legal Officer and Global Head of M&A; and Roi Zahut, our Chief Technology Officer; have agreed to purchase an aggregate of 116,666 shares of our Common Stock and Primary Warrants to purchase 116,666 shares of our Common Stock in this offering at a price of $2.10 per share of Common Stock and accompanying Primary Warrant to purchase one share of Common Stock.

We expect that delivery of the shares of our Common Stock to the investors, together with accompanying Primary Warrants, and the delivery of the Placement Shares to the Placement Agent, together with the accompanying Placement Agent Warrants, will be made on or about October 4, 2022, subject to customary closing conditions.

Fees and Expenses

We have agreed to pay to the Placement Agent a fee equal to 6.0% of the aggregate gross proceeds raised in this offering (excluding shares of Common Stock and accompanying Primary Warrants purchased by our executive officers and directors), solely in the form of 631,582 Placement Agent Shares and Placement Agent Warrants to purchase up to an aggregate of 631,582 shares of Common Stock. The Placement Agent Warrants are in the same form as the Primary Warrants. This prospectus supplement and the accompanying prospectus also relate to the Placement Agent Shares, the Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants. The following table shows the total Placement Agent cash fees we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

	Per Share and Accompanying Primary Warrant		Total
Offering price to non-executive officers and directors	$1.90		$20,000,099.20
Offering price to executive officers and directors	$2.10		$244,998.60
Placement Agent fees(1)	$—		$—
Proceeds to us before expenses	$1.9022	(2)	$20,245,097.80

(1)

The Placement Agent fees will be comprised solely of 631,582 shares of Common Stock and Placement Agent Warrants to purchase up to an aggregate of 631,582 shares of Common Stock. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. See below.

(2)	Represents weighted-average combined price per share of Common Stock and accompanying Primary Warrant paid by all investors.

We estimate the total expenses payable by us for this offering, excluding Placement Agent fees, to be approximately $385,00, which amount includes the reimbursement of legal and out-of-pocket expenses of the Placement Agent up to $85,000.

Nasdaq Capital Market Listing

Our stock is currently traded on the Nasdaq Capital Market under the symbol “ATER.”. On September 29, 2022, the last reported sale price of our Common Stock was $1.97 per share. We do not plan to list the Primary Warrants or the Placement Agent Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The Placement Agent and certain of its affiliates have provided in the past, and may provide from time to time in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any services.

Lock-Up Agreement

We have agreed with the investors, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into, exchangeable for, exercisable for, or repayable with Common Stock or file any registration statement or amendment or supplement thereto, other than this prospectus or filing a registration statement on Form S-4 or Form S-8 in connection with any employee benefit plan, for a period of 60 days following the closing date, which is expected to be October 4, 2022.

Electronic Distribution

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference in electronic format may be made available on the websites maintained by the Placement Agent. The Placement Agent may distribute prospectuses electronically. The Placement Agent may agree to allocate a number of shares of Common Stock for sale to its online brokerage account holders.

Other than this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference in electronic format, information contained in any website maintained by the Placement Agent is not part of this prospectus supplement, the accompanying prospectus or the documents incorporated herein and therein by reference, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase Common Stock. The Placement Agent is not responsible for information contained in websites that they do not maintain.

LEGAL MATTERS

The validity of the shares of Common Stock, warrants and shares of Common Stock issuable upon exercise of the warrants being offered by this prospectus supplement will be passed upon for us by Paul Hastings LLP, Palo Alto, California. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the Placement Agent in connection with this offering.

EXPERTS

The financial statements of Aterian, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus supplement , have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Aterian, Inc. The SEC’s Internet site can be found at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022;

•	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021, filed with the SEC on March 28, 2022;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 10, 2022;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 8, 2022;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our definitive proxy statement on Schedule 14A, filed with the SEC on June 15, 2022;

•

Our Current Reports on Form 8-K filed with the SEC on February 1, 2022, March  4, 2022, March  8, 2022 (other than with respect to Item 2.02 and Exhibit 99.1 thereof), April  1, 2022, April  18, 2022, May  9, 2022, May  27, 2022, June  1, 2022, June  10, 2022 and July 28, 2022; and

•

The description of our Common Stock set forth in our Registration Statement on Form 8-A (File No. 001-38937), filed with the SEC on June 11, 2019, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement, and will become a part of this prospectus supplement from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone at the following address:

Aterian, Inc.

37 East 18th Street, 7th Floor

New York, New York 10003

Attn: Chief Executive Officer

Phone: (347) 676-1681

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time in one or more offerings, up to $75,000,000 in the aggregate of any combination of the securities identified above from time to time in one or more offerings, either individually or in combination with other securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 7 of this prospectus, the applicable prospectus supplement and in any applicable free writing prospectuses, and under similar headings in the documents that are incorporated by reference into this prospectus.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “MWK.” On June 30, 2020, the last reported sale price of our common stock was $5.49. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 8, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell shares of our common stock and preferred stock, various series of debt securities, warrants to purchase any of such securities and/or units consisting of any combination of such securities, either individually or in combination with other securities, in one or more offerings, up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the section entitled “Incorporation of Documents by Reference”, before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any free writing prospectuses, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, the applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information”.

INDUSTRY AND MARKET DATA

This prospectus and the information incorporated by reference herein contain statistical data, estimates and forecasts that are based on various sources, including independent industry publications or other publicly available information, as well as other information based on our internal sources. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.

Certain information in this prospectus and the information incorporated by reference herein is derived from independent industry publications and publicly available reports. We believe the data contained in these reports to be reliable as of the date of this prospectus, but there can be no assurance as to the accuracy or completeness of such information. We have not independently verified the market and industry data obtained from these third-party sources. Our internal data and estimates are based upon information obtained from trade and business organizations, other contacts in the markets in which we operate and our management’s understanding of industry conditions. Though we believe this information to be true and accurate, such information has not been verified by any independent sources.

TRADEMARKS, SERVICE MARKS AND TRADENAMES

We own the trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. This prospectus and the information incorporated herein by reference may also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus and the information incorporated herein by reference are listed without the TM, SM, © and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names and copyrights.

SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our common stock, preferred stock, debt securities, warrants or units, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you decide whether to purchase shares of our common stock or preferred stock, or our debt securities, warrants or units, you should read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, the terms “Mohawk,” “the Company,” “we,” “us” and “our” in this prospectus refer to Mohawk Group Holdings, Inc. and its consolidated subsidiaries, including Mohawk Group, Inc.

Business Overview

Mohawk Group Holdings, Inc. (Nasdaq: MWK), together with its consolidated subsidiaries (collectively, “Mohawk”, “we”, “us” and “our”), is a rapidly growing technology-enabled consumer products company. Mohawk was founded on the premise that if a consumer products goods company was founded today, it would apply artificial intelligence (“A.I.”) and machine learning, the synthesis of massive quantities of data and the use of social proof to identify and validate high caliber product offerings and market opportunities, as opposed to over-reliance on brand value and other traditional marketing tactics.

We have launched and sold hundreds of SKUs on Amazon and other e-commerce platforms. Through the success of a number of those products, we have grouped them and have incubated four owned and operated brands: hOmeLabs, Vremi, Xtava and RIF6. These product categories include home and kitchen appliances, kitchenware, environmental appliances (i.e., dehumidifiers and air conditioners), beauty related products and, to a lesser extent, consumer electronics. We recently launched a new brand, Holonix Health, which has been created to develop and market personal protective equipment and wellness related products in light of the COVID-19 pandemic.

We believe we are reinventing how to rapidly and successfully identify new product and market opportunities, and to launch, autonomously market and sell products in the rapidly growing global e-commerce market by leveraging our proprietary software technology platform, known as AIMEE. AIMEE combines large quantities of data, A.I., machine learning and other automation algorithms, at scale, to allow rapid opportunity identification and automated online sales and marketing of consumer products.

AIMEE sources data from various e-commerce platforms, the internet and publicly available data, allowing us to estimate and determine trends, performance and consumer sentiment on products and searches within e-commerce platforms. This functionality allows us to help determine which products to market, manufacture through contract manufacturers, import and sell on e-commerce marketplaces. AIMEE is also connected, through APIs, to multiple e-commerce platforms. This allows us to automate the purchase of marketing, automate various parts of our fulfillment and logistics operations and to automate the pricing changes on product listings. We generate revenue primarily through the online sales of our various digital native consumer products and substantially all of our sales are made through the Amazon U.S. marketplace.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. For instructions on how to find copies of these documents, see the section of this prospectus entitled “Where You Can Find More Information”.

See the section entitled “Risk Factors” in this prospectus for a discussion of some of the risks relating to the execution of our business strategy.

Emerging Growth Company Status

We qualify as an “emerging growth company,” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we continue to be an emerging growth company, we intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

•	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•	permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1.07 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, or December 31, 2024;

•	the date on which we have issued, during the previous three-year period, more than $1.0 billion in non-convertible debt securities; and

•

the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i.e., the first day of the fiscal year after we have (1) more than $700.0 million in outstanding common equity held by our non-affiliates, measured each year on the last day of our second fiscal quarter, (2) been public for at least 12 months, and (3) are not eligible to be deemed a “smaller reporting company” because we do not meet the revenue test of the definition of “smaller reporting company”, which includes an initial determination that our annual revenues are more than $100.0 million for the most recently completed fiscal year).

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings with the SEC. As a result, the information that we provide to our stockholders may be different than the information you receive from other public reporting companies.

Corporate Information

We were incorporated in Delaware under the name Mohawk Group Holdings, Inc. in March 2018. We have a single direct operating subsidiary, Mohawk Group, Inc., a Delaware corporation (“Mohawk Opco”), which was incorporated in Delaware in April 2014. As of March 31, 2020, we have multiple operating subsidiaries located in the United States, Canada, Ireland and China and conduct various aspects of our business in a number of other geographic locations including Philippines, Israel, Poland, France and Ukraine.

On September 4, 2018, pursuant to an Agreement and Plan of Merger and Reorganization among Mohawk Opco, MGH Merger Sub, Inc. and Mohawk Group Holdings, Inc., as amended by Amendment No. 1 dated as of April 1, 2018, MGH Merger Sub, Inc. merged with and into Mohawk Opco, with Mohawk Opco remaining as the surviving entity and becoming a wholly-owned operating subsidiary of our Company (the “Merger”). The Merger was effective as of September 4, 2018 upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. Pursuant to the Merger, we acquired the business of Mohawk Opco, a rapidly growing technology-enabled consumer products company.

The Merger was a reverse recapitalization for financial reporting purposes. Before the Merger, we had no operations, no cash and no debt. No stockholder obtained control of our Company as a result of the Merger. Mohawk Opco stockholders obtained 92% of our voting interests and continued to control our Company after the Merger. As a result, no step-up in basis was recorded and the net assets of Mohawk Opco are stated at historical cost. The Merger was intended to be treated as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Our principal executive offices are located at 37 East 18th Street, 7th Floor, New York, NY 10003, and our telephone number is (347) 676-1681. Our website address is www.mohawkgp.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus, the applicable prospectus supplement and any related free writing prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, any related free writing prospectus and in our most recent Annual Report on Form 10-K, or in any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, the applicable prospectus supplement and any related free writing prospectus, before deciding whether to purchase any of the securities being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which statements involve substantial risk and uncertainties. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus include, but are not limited to, statements about:

•	the potential impact to our business, revenues and financial condition, including our supply chain and our operations, due to the COVID-19 global pandemic;

•	our future financial performance, including our revenue, costs of goods sold and operating expenses;

•	our ability to achieve and grow profitability;

•	the sufficiency of our cash to meet our liquidity and operational needs and to execute our growth strategies;

•	our ability to maintain the security and availability of our technology platform, including our AIMEE (Artificial Intelligence Mohawk e-Commerce Engine) software platform;

•	our ability to successfully launch new products, including our ability to successfully manage supply chain risks;

•	our ability to identify, complete and integrate merger and acquisition transactions;

•	our predictions about industry and market trends;

•	our ability to successfully expand internationally;

•	our ability to effectively manage our growth and future expenses;

•	our estimated total addressable market;

•	our ability to maintain, protect and enhance our intellectual property, including our AIMEE software platform;

•	our ability to comply with modified or new laws and regulations applying to our business;

•	our ability to attract and retain of qualified employees and key personnel;

•	our ability to successfully defend litigation brought against us or to pursue litigation; and

•	the increased expenses and obligations associated with being a public company.

We caution you that the forward-looking statements highlighted above do not encompass all the forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus.

We have based the forward-looking statements contained in this prospectus, the applicable prospectus supplement and any related free-writing prospectus and in the documents incorporated by reference into this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors that could cause actual results and experience to differ from those projected, including, but not limited to, the risk factors set forth in Part I—Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 30, 2020, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 11, 2020, and elsewhere in the documents incorporated by reference into this prospectus. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus, the applicable prospectus supplement and any related free-writing prospectus and in the documents incorporated by reference into this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus, the applicable prospectus supplement and any related free-writing prospectus and in the documents incorporated by reference into this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make or enter into.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by this prospectus, if any, for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, the timing of any acquisition or business combination efforts, our funding requirements and the availability and costs of other funds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short term, investment-grade, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

General Matters

The following description summarizes the most important terms of our capital stock. Because it is only a summary of the provisions of our amended and restated certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”), it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Certificate of Incorporation and Bylaws, each of which are included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

As of March 31, 2020, our authorized capital stock consisted of 500,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. Our board of directors (the “Board”) may establish the rights and preferences of the preferred stock from time to time. As of March 31, 2020, there were 17,763,994 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Dividend Rights. Dividends may be declared and paid on our common stock if, as and when determined by the Board, subject to any preferential dividend or other rights of any then outstanding preferred stock and to the requirements of applicable law.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. Our Certificate of Incorporation does not provide for cumulative voting for the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any outstanding preferred stock may be entitled to elect. The Certificate of Incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The Certificate of Incorporation and the Bylaws also provide that the directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of the Certificate of Incorporation.

MV II, LLC, Dr. Larisa Storozhenko and Mr. Maximus Yaney (collectively, the “Designating Parties”) have entered into a voting agreement, dated as of March 13, 2019, with Asher Delug and us (the “Restated Voting Agreement”), pursuant to which the Board has the sole right to vote all of their shares of capital stock of, and any other equity interest in, us (collectively, the “Voting Interests”) as the Designating Parties’ proxyholder. Pursuant to the proxy granted by the Designating Parties, the Board is required to vote all of the Voting Interests in direct proportion to the voting of the shares and equity interests voted by all holders other than the Designating Parties. The proxy granted by the Designating Parties under the Restated Voting Agreement is irrevocable. In addition, the Restated Voting Agreement proxyholder may not be changed unless we receive the prior approval of The Nasdaq Stock Market LLC. The Restated Voting Agreement became effective on June 12, 2019 and will continue until the earlier to occur of (1) a Deemed Liquidation Event unless, immediately upon such Deemed Liquidation Event, the Common Stock is and remains listed on The Nasdaq Stock Market LLC, or (2) Mr. Yaney’s death. For purposes of the Restated Voting Agreement, a “Deemed Liquidation Event” means (i) the acquisition of us by another entity by means of any transaction or series of related transactions to which we are a party, other than a transaction or series of transactions in which the holders of our voting securities outstanding immediately prior to such transaction or series of transactions retain, immediately after such transaction or series of transactions, as a result of the shares held by such holders prior to such transaction or series of transactions, a majority of the total voting power represented by the outstanding voting securities of us or such other surviving or resulting entity; (ii) a sale, lease or other disposition of all or substantially all of our and our subsidiaries’ assets taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of us; or (iii) any liquidation, dissolution or winding up of us, whether voluntary or involuntary; however, a Deemed Liquidation Event shall not include any transaction effected primarily to raise capital for us or a spin-off or similar divestiture of our product or SaaS business as part of a reorganization of us approved by the Board.

As of March 31, 2020, the Board has voting power over an aggregate of 3,748,616 shares of our common stock, or 21.1% of the outstanding shares of our common stock, pursuant to the Restated Voting Agreement.

On April 12, 2019, Asher Delug entered into a voting agreement with us on substantially the same terms as the Restated Voting Agreement (the “Delug Voting Agreement”), pursuant to which Mr. Delug agreed to relinquish the right to vote his shares of capital stock of, and any other equity interest in, us (collectively, the “Delug Voting Interests”) by granting the Board the sole right to vote all of the Delug Voting Interests as Mr. Delug’s proxyholder. The Delug Voting Interests include all shares of our common stock held by Mr. Delug, as well as any of our securities or other equity interests acquired by Mr. Delug in the future. Pursuant to the proxy granted by Mr. Delug, the Board is required to vote all of the Delug Voting Interests in direct proportion to the voting of the shares and equity interests voted by all holders other than Mr. Delug. The proxy granted by Mr. Delug under the Delug Voting Agreement is irrevocable. In addition, the Delug Voting Agreement proxyholder may not be changed unless we receive the prior approval of The Nasdaq Stock Market LLC. The Delug Voting Agreement became effective on June 12, 2019, and it will continue until the earlier to occur of (1) a Deemed Liquidation Event unless, immediately upon such Deemed Liquidation Event, our common stock is and remains listed on The Nasdaq Stock Market LLC, or (2) Mr. Delug’s death.

As of March 31, 2020, the Board has voting power over an aggregate of 2,503,608 shares of our common stock, or 14.1% of the outstanding shares of our common stock, pursuant to the Delug Voting Agreement.

No Preemptive or Similar Rights. Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions. If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable. All of the outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

As of the date of this prospectus, no shares of preferred stock are issued and outstanding. The Board is authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series, to determine and fix from time to time the number of shares to be included in such series, and to fix the voting powers, designations, preferences and other rights, qualifications and restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences of such series, in each case without further vote or action by the stockholders. The Board can also increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding, without any further vote or action by the stockholders.

The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the General Corporation Law of the State of Delaware

Certain provisions of Delaware law, along with the Certificate of Incorporation and the Bylaws, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with the Board. However, these provisions could have the effect of delaying, discouraging or preventing attempts to acquire us, which could deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware (“DGCL”), which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board.

Choice of Forum

The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty by any of our directors, officers, employees, agents or stockholders to us or our stockholders, creditors or other constituents; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine. The provision will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the choice of forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. However, the Certificate of Incorporation does not relieve us of our duties to comply with federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations. The Certificate of Incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision.

This choice of forum provision in the Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees or agents. In addition, stockholders who do bring a claim in the Court of Chancery in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. Furthermore, the enforceability of similar choice of forum provisions in other companies’ governing documents has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Board of Directors Vacancies. Any vacancy or newly created directorship in the Board, however occurring, shall be filled only by the vote of a majority of the directors then in office, although less than a quorum, and shall not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. In addition, the number of directors constituting the Board shall be determined from time to time by a resolution adopted by the Board. These provisions may prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board and promotes continuity of management.

Classified Board. The Board is divided into three classes. The directors in each class will serve for a three-year term (other than the directors initially assigned to Class I, whose term shall expire at the first annual meeting of stockholders following our initial public offering, and those assigned to Class II, whose term shall expire to the second annual meeting of stockholders following our initial public offering), one class being elected each year by the stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Stockholder Meetings. The Certificate of Incorporation and the Bylaws provide that a special meeting of stockholders may be called only by the Board, the chairperson of the Board, chief executive officer or president (in the absence of a chief executive officer), thus prohibiting a stockholder (in the capacity as a stockholder) from calling a special meeting. These provisions might delay the ability of the stockholders to force consideration of a proposal or for stockholders controlling a majority of the capital stock to take any action, including the removal of directors.

Elimination of Stockholder Action by Written Consent. The Certificate of Incorporation and the Bylaws eliminate the right of stockholders to act by written consent without a meeting. As a result, a holder controlling a majority of the capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of the stockholders called in accordance with the Bylaws.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. The Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude the stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

No Cumulative Voting. The Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of Preferred Stock may be entitled to elect.

Directors Removed Only for Cause. The Certificate of Incorporation and the Bylaws provide that no member of the Board may be removed from office by the stockholders except for cause and upon the approval of not less than two-thirds in voting power of the outstanding shares of capital stock then entitled to vote in the election of directors.

Issuance of Undesignated Preferred Stock. The ability of the Board, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by the Board could impede the success of any attempt to change control of our company. This may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Amendment of Charter Provisions. The amendment of any of the above provisions, except for the provisions making it possible for the Board to issue preferred stock or for the stockholders to cumulate their votes, require approval by holders of at least two-thirds of the total voting power of all of the outstanding voting stock. The provisions of the DGCL, the Certificate of Incorporation and the Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of the Board. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Warrants

As of March 31, 2020, we had outstanding warrants to purchase an aggregate of 318,158 shares of our common stock as follows:

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A warrant to purchase an aggregate of 44,871 shares with an exercise price of $15.60 per share, which is currently exercisable and expires on October 16, 2027, which shall be automatically exercised on a “cashless” basis upon expiration if the fair market value of our common stock is greater than the exercise price of the warrant on the expiration date of the warrant;

•	warrants to purchase an aggregate of 196,364 shares with an exercise price of $15.60 per share, all of which are currently exercisable and expire on September 4, 2023; and

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warrants to purchase an aggregate of 76,923 shares with an exercise price of $15.60 per share, all of which are currently exercisable and expire on June 14, 2024, which shall be automatically exercised on a “cashless” basis upon expiration if the fair market value of our common stock is greater than the exercise price of the warrant on the expiration date of the warrant.

All of the outstanding warrants contain provisions for the adjustment of the exercise price in the event of stock dividends, stock splits or similar transactions. In addition, certain of the warrants contain a “cashless exercise” feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances. Certain of the warrants also contain provisions that provide certain rights to warrantholders in the event of a fundamental transaction, including a merger or consolidation with or into another entity, such as the right to receive the same amount and kind of consideration paid to the holders of our common stock in the fundamental transaction.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Philadelphia Stock Transfer, Inc., 2320 Haverford Road, Suite 230, Ardmore, PA 19003.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “MWK”.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses we authorize for use in connection with a specific offering of debt securities, as well as the complete indenture that contains the terms of the debt securities.

General Matters

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations or financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities”, which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”) for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which the debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or at the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of the holders of the debt securities issued under the indenture;

•	the currency of payment of the debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for a period of 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% of the aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than certain specified events of bankruptcy, insolvency or reorganization, the trustee or the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, of such series of debt securities immediately due and payable. If certain specified events of bankruptcy, insolvency or reorganization occur with respect to us, the principal amount and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority of the principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority of the principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies, only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series have made a written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of, or the premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters, including, but not limited to, the following:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of, and to establish the form and terms and conditions of, the debt securities of any series as provided above under “—General Matters”, to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including, but not limited to, the following obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the date of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the date of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except for the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

MidCap Credit Facility

On November 23, 2018, we entered into a three-year $25.0 million revolving credit facility (the “Credit Facility”) with MidCap Financial Trust (“MidCap”) pursuant to that certain Amended and Restated Credit and Security Agreement, dated as of November 23, 2018, with MidCap Funding X Trust as Agent and the lenders party thereto, as amended (the “MidCap Credit Agreement”). The Credit Facility can be increased, subject to certain conditions, to $50.0 million. Loans under the Credit Facility are determined based on percentages of our eligible accounts receivable and eligible inventory. The Credit Facility bears interest at the London Interbank Offered Rate (“LIBOR”) plus 5.75% for outstanding borrowings. We are required to pay a facility availability fee of 0.5% on the average unused portion of the facility. The MidCap Credit Agreement contains a minimum liquidity covenant that requires us to maintain at minimum $5.0 million in unrestricted cash at all times, subject to increases based on amounts drawn. Further, there are additional covenants that, among other things, restrict our ability and certain of our subsidiaries to (i) incur, assume or guarantee additional indebtedness; (ii) pay dividends or redeem or repurchase capital stock; (iii) make other restricted payments; (iv) incur liens; (v) redeem debt that is junior in right of payment to the Credit Facility; (vi) sell or otherwise dispose of assets, including capital stock of subsidiaries; (vii) enter into mergers or consolidations; and (viii) enter into transactions with affiliates. These covenants are subject to a number of exceptions and qualifications.

Horizon Term Loan

On December 31, 2018, we entered into a loan and security agreement with Horizon Technology Finance Corporation (“Horizon”) as lender and collateral agent (the “Horizon Loan Agreement”). As part of the Horizon

Loan Agreement, we obtained a five-year, $15.0 million term loan (the “Term Loan”). The Term Loan bears interest at 9.90% plus the amount by which one-month LIBOR (or, if LIBOR is no longer widely used or available, a successor benchmark rate, which successor rate shall be applied in a manner consistent with market practice, or if there is no consistent market practice, such successor rate shall be applied in a manner reasonably determined by Horizon) exceeds 2.50% for outstanding borrowings. Payments on principal are made on a monthly basis and the maturity date of the Term Loan is January 2023. The Horizon Loan Agreement contains minimum required EBITDA financial covenants that require us to achieve EBITDA of certain amounts based on the amount that we are permitted to borrow under the Credit Facility (the “Revolving Line Indebtedness Cap”). The Horizon Loan Agreement also requires minimum cash on hand at all times of $5.0 million and contains a cash collateral covenant that requires us to maintain a cash collateral account with an amount based on the Revolving Line Indebtedness Cap. The Horizon Loan Agreement also contains restrictive covenants that limit our ability to, among other things, (i) incur, assume or guarantee additional indebtedness; (ii) pay dividends or redeem or repurchase capital stock; (iii) make other restricted payments; (iv) incur liens; (v) redeem debt that is junior in right of payment to the notes; (vi) sell or otherwise dispose of assets, including capital stock of subsidiaries; (vii) enter into mergers or consolidations; and (viii) enter into transactions with affiliates. These covenants are subject to a number of exceptions and qualifications.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in the applicable prospectus supplements and free writing prospectuses we have authorized for use in connection with a specific offering, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series.

Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus we authorize for use in connection with the specific offering. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses we have authorized for use in connection with a specific offering, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General Matters

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Outstanding Warrants

As of March 31, 2020, we had outstanding warrants to purchase an aggregate of 318,158 shares of our common stock as follows:

•

A warrant to purchase an aggregate of 44,871 shares with an exercise price of $15.60 per share, which is currently exercisable and expires on October 16, 2027, which shall be automatically exercised on a “cashless” basis upon expiration if the fair market value of our common stock is greater than the exercise price of the warrant on the expiration date of the warrant;

•	warrants to purchase an aggregate of 196,364 shares with an exercise price of $15.60 per share, all of which are currently exercisable and expire on September 4, 2023; and

•

warrants to purchase an aggregate of 76,923 shares with an exercise price of $15.60 per share, all of which are currently exercisable and expire on June 14, 2024, which shall be automatically exercised on a “cashless” basis upon expiration if the fair market value of our common stock is greater than the exercise price of the warrant on the expiration date of the warrant.

All of the outstanding warrants contain provisions for the adjustment of the exercise price in the event of stock dividends, stock splits or similar transactions. In addition, certain of the warrants contain a “cashless exercise” feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances. Certain of the warrants also contain provisions that provide certain rights to warrant holders in the event of a fundamental transaction, including a merger or consolidation with or into another entity, such as the right to receive the same amount and kind of consideration paid to the holders of our common stock in the fundamental transaction.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in the applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus we authorize for use in connection with a specific offering of units, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security in certain situations, as described under “—Special Situations When a Global Security Will Be Terminated”, or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name”. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do the same; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. The rights of holders and street name investors are described above.

A global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may have authorized for use in connection with a specific offering) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from Mohawk Group Holdings, Inc.’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Mohawk Group Holdings, Inc. The SEC’s Internet site can be found at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 11, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our definitive proxy statement on Schedule 14A, filed with the SEC on May 15, 2020;

•	Our Current Reports on Form 8-K filed with the SEC on February 20, 2020, April 29, 2020 and May 11, 2020 (other than with respect to Item 2.02 thereof and Exhibit 99.1 thereto); and

•

The description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-38937), filed with the SEC on June 11, 2019, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and such future filings and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Mohawk Group Holdings, Inc.

37 East 18th Street, 7th Floor

New York, New York 10003

Attn: Corporate Secretary

Phone: (347) 676-1681

11,274,616 Shares of Common Stock

Warrants to Purchase up to 10,643,034 Shares of Common Stock

Placement Agent Warrants to Purchase up to 631,582 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Placement Agent

Craig-Hallum

September 29, 2022